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                                                                      EXHIBIT 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareowners of Campbell Soup Company, which is incorporated by reference in Campbell Soup Company's Annual Report on Form 10-K for the year ended August 1, 1999.

PricewaterhouseCoopers LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania

June 1, 2000